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                                  EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

         This Agreement is entered into as of January 30, 1996 between Kellstrom Industries, Inc. (formerly Israel Tech Acquisition Corp.), a Delaware corporation, having its principal place of business at Sawgrass International Corporate Park, 14000 Northwest Fourth Street, Sunrise, Florida 33325 (the "Company"), and Paul F. Steel, residing at 9203B Boca Garden Circle South, Boca Raton, Florida, 33496 (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Executive has assumed duties of a responsible nature to the benefit of the Company and its Board of Directors; and

         WHEREAS, the Board of Directors of the Company believes it to be in the best interests of the Company to enter into this Agreement to assure the Executive's continuing services to the Company and to diminish any distraction on the part of the Executive resulting from personal uncertainties and risks associated with assuming this position;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Executive hereby agree as follows:

1.       DEFINITIONS.

         (a) The "Agreement" shall mean this Employment Agreement between the Company and the Executive.

         (b) The "Board" shall mean the Board of Directors of the Company.

         (c) A "Change of Control" shall mean (i) any transaction that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, liquidation or any other form of corporate transaction; (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or (iii) a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.

         (d) The "Company" shall mean Kellstrom Industries, Inc. (formerly Israel Tech Acquisition Corp.), a Delaware corporation.

         (e) "Dependents" shall mean the Executive's spouse and children, if any.

         (f) The "Effective Date" shall mean January 1, 1996.

         (g) The "Employment Period" shall mean the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date.



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         (h) The "Executive" shall mean Paul F. Steele.

         (i) The "Health Insurance" shall mean such health insurance as is available to other contract employees of the Company.

         (j) The "Loan" shall have the meaning set forth Section 3(d) of this Agreement.

         (k) The "Pension Plan" shall have the meaning set forth is Section 3(c)(i) of this Agreement.

         (l) The "Salary" shall mean the amount set forth in Section 3(b) of this Agreement.

2. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in his employ, and the Executive hereby agrees to remain in the employ of the Company, for the duration of the Employment Period under the terms and conditions provided herein. This Agreement shall terminate at the end of the Employment Period, unless it is terminated prior to the end of the Employment Period by virtue of one of the provisions of Section 5 of this Agreement.

3. TERMS OF EMPLOYMENT.

         (a) Position and Duties. During the Employment Period the Executive's position shall be the Vice President-Purchasing. The Executive's services shall be performed at the Company's headquarters or a location where a substantial activity for which the Executive has responsibility is located.

         (b) Compensation.

                  (i) Base Salary. As of the Effective Date of the Agreement, the Executive's annual salary (the "Salary") shall be $ During the Employment Period, the Executive's Salary may be reviewed and changed; however, the Company shall not pay the Executive a Salary less than $ during the Employment Period. Any increase in the Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

                  (ii) Annual Bonus. For each calendar year commencing with the year ending December 31, 1996, at the end of which the Executive is employed by the Company as its Vice-President:

                           (A) if the Company has Net Income (as defined below)
                  for such year of an amount equal to the target net income before taxes (such net income to be determined by eliminating the effect of any intercompany transactions prior to the closing date of the Acquisition and any deductions from net income in respect of transaction expenses related to the Acquisition), determined in accordance with generally accepted accounting principles in the U.S. as in effect from time to time (the "Net

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                  Income") as approved by the board of directors of the Company
                  (or the Executive Committee of the Board, if one exists) for such year (the "Target"), the Executive shall be entitled to a bonus in an amount equal to

                           (B) if the Company has Net Income for such year of
                  more than the Target and less than 150% of the Target, the Executive shall be entitled to a bonus as calculated below:

                  B =  (     ) +  x (NI - T) )
                                    --------
                                        T

                  where:

                           B = the bonus earned in such year.

                           T = the Target for such year.

                           NI = the actual Net Income for such year.

                           (C) if the Company has Net Income for such year of
                  150% of the Target or more, the Executive shall be entitled to a bonus of

                           (D) if the Company has Net Income for such year of
                  less than 50% of the Target, the Executive shall not be entitled to a bonus.

                           (E) if the Company has Net Income for such year of at
                  least 50% of the Target but less than the Target, the Executive shall be entitled to a bonus as calculated below:

                  B =  $       - (     x 2 x (T - NI) )
                                         ------------
                                              T

                  where:

                           B = the bonus earned in such year.

                           T = the Target for such year.

                           NI = the actual Net Income for such year.

         (c) Benefits. In addition to the compensation payable to the Executive as set forth in Section 3(b) above, during the Employment Period the Executive shall be eligible to participate in the following:

                  (i) Pension Plan. The Company has established and continue for the Executive an accumulating life insurance plan/pension plan to which the Company shall contribute annually (the "Pension Plan"). The Executive hereby agrees to assign the benefits of the Pension Plan to the Company, which

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         assignment shall terminate at such time as the Loan has been paid in full, or until November 1, 1996, whichever is earlier.

                  (ii) Health Insurance. The Company shall provide the Health Insurance for the Executive and his Dependents that it provides to other contract employees of the Company. The provision of the Health Insurance shall be subject to acceptance by the insurance company of the Executive and his Dependents to the Company's current program or whatever other program the Company's Board of Directors may decide to elect. The Executive shall be solely responsible for all deductible and copayment amounts due according to the Health Insurance. Upon termination of this Agreement, all payments under this Section 3(c)(ii) shall cease, provided, however, that the Executive shall be entitled to payments for periods prior to the date of the termination and for which the Executive has not yet been paid.

                  (iii) Other Benefits. The Executive shall be eligible to all other incentive, savings, welfare (including without limitation medical and dental, disability and salary continuance insurance) plans, practices, policies and programs applicable on or after the Effective Date to other contract employees of the Company.

         (d) Loans. (1) The Executive hereby acknowledges that he has received a
loan in the amount of $    (the "Loan") from the Company on November 1, 1993.
The Loan shall bear 10% annual interest, which will be accumulated annually and will be added to the principal of the Loan. This Loan is due immediately upon
(i) termination for cause under Section 5(e) of this Agreement at any time or
(ii) termination by the Executive of this Agreement at any time before November 1, 1996; provided further that if such Loan is not so due immediately prior to November 1, 1996, then the entire principle and interest due on the Loan shall be forgiven.

         (2) The Company hereby acknowledges that Executive may borrow, at one
time, up to $    (the "Residence Loan") from the Company until January 1, 1997 for the purpose of purchasing a residence in the Sunrise, Florida area. The Residence Loan shall bear 8% annual interest, which will be accumulated annually and will be added to the principal of the Residence Loan. Within 30 days of the closing of the purchase of the residence by Executive, Executive will execute and deliver to the Company a second mortgage on such residence securing the Residence Loan in form and substance satisfactory to the Company (and Executive shall take all other actions necessary or desirable in the opinion of the Company to perfect such mortgage). This Residence Loan is due immediately upon the earliest of (i) five years from the date which the Company makes the Residence Loan pursuant to this subsection (3), (ii) termination for cause under
Section 5(e) of this Agreement at any time, (iii) termination by the Executive of this Agreement at any time (other than for "good reason" as defined in Section 5(g)), and (iv) sale of the residence. The Executive agrees that he shall repay the Residence Loan in an amount of at least 50% of the bonus by the Company to Executive paid pursuant to Section 3(b)(ii).

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         (3) The Company hereby acknowledges that Executive may borrow, at one time, up to $____________ (the "Other Loan") from the Company until January 1, 1997 for the purpose of purchasing stock of the Company. The Other Loan shall bear 9% annual interest, which will be accumulated annually and will be added to the principal of the Other Loan. At the time of the closing of the purchase of the Company stock, Executive will execute and deliver to the Company a first priority pledge of such stock securing the Other Loan in form and substance satisfactory to the Company (and Executive shall take all other actions necessary or desirable in the opinion of the Company to perfect such pledge). This Other Loan is due immediately upon the earliest of (i) three years from the date which the Company makes the Other Loan pursuant to this subsection (3),
(ii) termination for cause under Section 5(e) of this Agreement at any time,
(iii) termination by the Executive of this Agreement at any time before November 1, 1996 (other than for "good reason" as defined in Section 5(g)), and (iv) sale of such stock. The Executive agrees that he shall repay the Other Loan in an amount of at least 50% of the bonus by the Company to Executive paid pursuant to
Section 3(b)(ii).

         (e) Other Business Expenses. During the Employment Period the Executive shall be entitled to receive prompt reimbursement from the Company for all reasonable business expenses incurred by the Executive, itemized in accordance with the Company's existing policies, practices and procedures.

         (f) Fringe Benefits. During the Employment Period, the Executive shall be entitled to all fringe benefits applicable on or after the Effective Date to other contract employees of the Company.

         (g) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the Effective Date to other executives of the Company, provided that the Executive shall be entitled to a minimum of three weeks of paid vacation per calendar year. If during the Employment Period the Executive serves for less than a full calendar year, the minimum three weeks shall be prorated for the period of the year in which the Executive served. Vacation accrued but unused at the end of a calendar year may be carried over into the following calendar year or years, provided that unused vacation days shall be accrued up to a maximum of six weeks.

         (h) Holidays and Sick Leave. The Executive shall be entitled to all holidays that are prescribed by the Company's policies and practices. The Executive shall be entitled to 5 days paid sick leave per year. Unused sick leave days may not be carried over to the following calendar year or years.

         (i) Automobile. During the Employment Period, the Company shall make available to the Executive an automobile commensurate with his position and shall pay for all expenses related thereto including, without limitation, gas and insurance.

4. EXECUTIVE'S OBLIGATIONS. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business

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hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the Executive.

5.       TERMINATION.

         (a) Notice. During the Employment Period, the Executive's employment hereunder may be terminated upon sixty (60) days prior notice by either Executive or the Company. Any such termination shall be evidenced by a written document signed by the party providing notice. If the Executive's employment is terminated by reason of the Executive's death, the Company shall have no further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Executive as of the date of his death. In addition, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of other contract employees of the Company based on the terms of the benefit plans referenced in Section 3(c) of this Agreement as in effect on the date of the Executive's death.

         (b) Death. This Agreement shall terminate automatically upon the Executive's death. If the Executive's employment is terminated by reason of the Executive's death, the Company shall have no further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Executive as of the date of his death. In addition, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of other contract employees of the Company based on the terms of the benefit plans referenced in Section 3(c) of this Agreement as in effect on the date of the Executive's death.

         (c) Disability. If the Company determines in good faith that the Executive has a "disability" (as defined below), it may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt by the Executive of such notice. No such notice of termination by reason of disability shall be given until the Executive has experienced a period of three consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if the Executive returns to full-time performance of his duties prior to the expiration of the 60-day notice period. For purposes of this Agreement, "disability" shall mean a physical or mental condition which, three months after its commencement, is determined to be total and permanent by a physician selected by the Company. The Executive shall be entitled to all compensation and benefits provided for under this Agreement during the three-month waiting period for the disability determination and during the 60-day notice of termination period. In the event that the Company provides long-term disability benefits for the Executive, such benefits shall not commence until after the employment of the Executive has been terminated and the Company has ceased paying the Executive compensation pursuant to the foregoing sentence. If the Executive's employment is terminated by reason of the Executive's disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Executive as of the date of the termination.

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In addition, the Executive and the Executive's family shall be entitled to receive benefits, including without limitation disability benefits, at least equal to the most favorable benefits provided by the Company to other contract employees of the Company based on the terms of the benefit plans referenced in
Section 3(c) of this Agreement as in effect on the date the Executive's disability commenced.

         (d) Voluntary Termination or Retirement. If the Executive shall elect to voluntarily terminate his employment (other than for "good reason" as defined in Section 5(g) below) or to retire during the Employment Period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Executive under this Agreement, other than those obligations accrued, earned or vested by the Executive as of the date of the termination or retirement.

         (e) Cause. During the Employment Period, the Company may terminate the Executive's employment for "cause," as defined below. For purposes of this Agreement, "cause," shall mean:

                  (i) an act or acts of personal dishonesty taken by the Executive at the expense of or against the interests of the Company;

                  (ii) repeated violations by the Executive of his obligations under Section 4 of this Agreement which are not remedied within a reasonable period of time after receipt of written notice from the Company of such violations;

                  (iii) any direct or indirect disclosure of any confidential information or other special knowledge of the finances, business or other affairs of the Company;

                  (iv)     the conviction of the Executive of a felony; or

                  (v) the conviction of the Executive of a serious misdemeanor involving illegal use, possession or sale of drugs, larceny, crimes of violence or sex offenses.

If the Executive's employment is terminated for cause, this Agreement shall terminate without further obligations to the Executive under this Agreement, other than those obligations accrued, earned or vested by the Executive as of the date of the termination. The Executive shall not be entitled to any Bonus in respect of the year of termination in the event the Executive's employment is terminated for cause pursuant to this Section 5(e).

         (f) Involuntary Termination. If during the Employment Period the Company terminates the Executive's employment other than for reasons set forth in Sections 5(a) through 5(e) above, it shall be deemed to be an involuntary termination and the Company shall pay to the Executive the following amounts:

                  (i) to the extent not theretofore paid, the Company shall pay the Executive's Salary through the date of such involuntary termination;

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                  (ii) the Company shall pay the Executive on the date of such involuntary termination an amount equal to six months of the Executive's Base Salary; provided that if such involuntary termination occurs as a result of a Change of Control, such payment shall be in an amount equal to eight months of the Executive's Base Salary; and

                  (iii) the Company shall pay in one cash lump sum any vacation days accrued but unused as of the date of termination to be paid within 30 days of such involuntary termination.

         (g) Good Reason. During the Employment Period, the Executive may terminate his employment for "good reason" as defined below. For purposes of this Agreement, "good reason" shall mean:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with Executive's position, duties and responsibilities as set forth in Section 3(a) of this Agreement or any action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Sections 3(b) through 3(g) of this Agreement regarding the Executive's compensation, benefits, expenses, fringe benefits, vacation and office staff, other than an isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 3(a) of this Agreement, except for travel reasonably required in the performance of the Executive's responsibilities; or

                  (iv) any failure by the Company to comply with and satisfy
         Section 10 of this Agreement with respect to successors.

In the event that the Executive terminates his employment for good reason as defined in this Section 5(g), it shall be deemed to be an "involuntary termination" as set forth in Section 5(f) above and the Executive shall be entitled to all payments and obligations set forth in Sections 5(f)(i) through 5(f)(v) of this Agreement as if the Executive's employment had been involuntarily terminated.

6. NOTICE OF TERMINATION. Any termination by the Company for any reason or by the Executive for any reason shall be communicated by a written notice which indicates (i) the specific termination provision in this Agreement relied upon,
(ii) the facts and circumstances claimed to provide a basis for such termination, and (iii) the date of termination.

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7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, incentive or other plans, programs, policies or practices provided by the Company and for which the Executive may otherwise qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the termination of the Executive's employment shall be payable in accordance with such plan, policy, practice or program.

8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses, as incurred by the Company, the Executive and others, which the Executive may reasonably incur as a result of any contest by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

9.       CONFIDENTIALITY.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, proprietary or confidential information, knowledge or data relating to the Company and its business, including without limitation financial information and customer lists, which shall have been obtained by the Executive during his employment with the Company and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). Notwithstanding the foregoing, the Executive may disclose any such information if such information is compelled by legal process, provided that if Executive is so compelled, he shall provide the Company with prompt notice so that it may seek a protective order or other remedy. In any event, the Executive shall furnish only that portion of the confidential information that is legally required to be disclosed.

                  (b) In the event that the Executive breaches any provision of this Section 9, any payments or other benefits promised under this Agreement shall be forfeited. In addition, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Executive from committing or continuing any violation of this Agreement.

10. NON-COMPETITION. The Executive agrees that (a) during the Employment Period and (b) unless the Executive terminates his employment for "good reason or his employment is involuntarily terminated, for two years thereafter, he will not, within the continental United States, Israel or any other country in which the Company has operations, directly or indirectly, engage or participate or make any financial

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investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity, other than that of the Company and its subsidiaries, directly or indirectly in competition with any of the business operations or activities of the Company and its subsidiaries as at the date of termination of his employment, whether such companies are presently existing or hereafter acquired. Nothing herein contained, however, shall restrict the Executive from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or any of its subsidiaries.

11. RESTRICTIONS ON SOLICITATION. The Executive agrees that during the Employment Period and for two years thereafter, he will not:

                  (i) directly or indirectly solicit, raid, entice or induce any employee of the Company or any of its subsidiaries to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its subsidiaries;

                  (ii) directly or indirectly approach any such employee for these purposes;

                  (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                  (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during the term of his employment with the Company shall be, a customer of the Company or of any of its subsidiaries to become a customer for the same or similar products which it purchased from the Company or any of its subsidiaries, of any other person, firm or corporation, and the Executive shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

12. SUCCESSORS. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executives otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business

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and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

13. BINDING ARBITRATION. In the event that the Company and the Executive cannot agree on an interpretation of any provision of this Agreement, or in the event that the Company fails to make any payments or otherwise fulfill any obligations required by the terms of this Agreement, the Company and the Executive agree to resolve any such dispute through binding arbitration. Any request for such arbitration shall be served on the other party by written notice. The parties shall agree upon and select an arbitrator within 20 days after written demand is made by either party for such arbitration. The arbitrator shall set a time for hearing within 60 days of his/her selection. Each party shall have an opportunity to present evidence on the issues in dispute before the arbitrator and each party may be represented by legal counsel if either so desires. The decision of the arbitrator shall be rendered in writing to both parties within 30 days of the close of the hearing. The decision of the arbitrator shall be final and binding upon both parties. Any legal fees, expenses or other costs incurred by the Company and the Executive in connection with such arbitration shall be borne by the Company.

14.      MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:                             If to the Company:


9203B Boca Garden Circle South,
Boca Raton, Florida, 33496

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

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                  (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (f) A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (g) This Agreement supersedes any prior employment agreement between the Company and the Executive and contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

                  (h) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                      KELLSTROM INDUSTRIES, INC. (FORMERLY
                                      ISRAEL TECH ACQUISITION CORP.):


                                      __________________________________________
                                      Zivi R. Nedivi
                                      Date of Signature:________________________


                                      EXECUTIVE


                                      __________________________________________
                                      Paul F. Steele
                                      Date of Signature:________________________



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